UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2024

FALCON’S BEYOND GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41833	92-0261853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6996 Piazza Grande Avenue, Suite 301

Orlando, FL 32835
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (407) 909-9350

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FBYD	The Nasdaq Stock Market LLC
Warrants to purchase 1.034999 shares of Class A common stock, at an exercise price of $11.50 per share	FBYDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 9, 2024, Falcon’s Creative Group, LLC, a Delaware limited liability company (“FCG”), accounted for as an equity method investment by Falcon’s Beyond Global, Inc. (the “Registrant”), obtained a mortgage loan from Climate First Bank, a Florida banking corporation, in the principal amount of $6,180,000, for purposes of its acquisition of property in Orlando, Florida for a new headquarters for FCG to accommodate current employees and additional employees FCG intends to hire. The property, consisting of approximately 9.59 acres and a 57,000 square foot office building, was purchased from Valencia Community College in Orlando, Florida for a total purchase price of $10,300,000. The mortgage loan, which is prepayable without penalty, has an 8.75% interest rate for the first five years with an initial 18 month interest only period. The interest rate resets to the five year US Treasury plus 275 basis points after five years and shall remain fixed for the duration of the note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2024	FALCON’S BEYOND GLOBAL, INC.

	By:	/s/ Bruce A. Brown
	Name:	Bruce A. Brown
	Title:	Executive Vice President of Legal, General Counsel and Corporate Secretary

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